UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PARK ELECTROCHEMICAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other than Registrant)

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PARK ELECTROCHEMICAL CORP.
48 South Service Road
Melville, New York 11747

Notice of Annual Meeting of Shareholders
July 21, 2009

The Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the “Company”) will be held at the offices of the Company, 48 South Service Road, Melville, New York on July 21, 2009 at 11:00 o’clock A.M., New York time, for the purpose of considering and acting upon the following:

1.	The election of four (4) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.
2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2010.
3.	The transaction of such other business as may properly come before the meeting.

Only holders of record of Common Stock at the close of business on May 29, 2009 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting of Shareholders to be held on July 21, 2009:

The accompanying Proxy Statement for the 2009 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended March 1, 2009 are available on the Company’s web site at www.parkelectro.com under the caption “Shareholders”.

By Order of the Board of Directors,
Stephen E. Gilhuley Executive Vice President, Secretary and General Counsel

Dated: June 24, 2009

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PARK ELECTROCHEMICAL CORP.
48 South Service Road
Melville, New York 11747

P R O X Y  S T A T E M E N T

Annual Meeting of Shareholders
July 21, 2009

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Park Electrochemical Corp. (the “Company”) of proxies with respect to the Annual Meeting of Shareholders of the Company to be held on July 21, 2009, and any adjournment or postponement thereof (the “Meeting”). Any shareholder giving such a proxy (the form for which is enclosed with this Proxy Statement) has the power to revoke the same at any time before it is voted by (i) delivering written notice of such revocation bearing a later date than the proxy to the Secretary of the Company, (ii) submitting a later-dated proxy, or (iii) attending the Meeting and voting in person.

This Proxy Statement and the accompanying form of proxy are first being mailed on or about June 24, 2009 to all shareholders of record as of the close of business on May 29, 2009.

Driving directions can be obtained from the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, NY 11747 or sgilhuley@parkelectro.com or jcamella@parkelectro.com or (631) 465-3618.

VOTING SECURITIES

As of May 29, 2009, the outstanding voting securities of the Company consisted of 20,475,016 shares of Common Stock, par value $.10 per share, of the Company (the “Common Stock”), each of which is entitled to one vote. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes, if any, will be included for purposes of determining a quorum.

As of May 29, 2009, all executive officers and directors of the Company and nominees as a group (8 persons) beneficially owned an aggregate of 610,865 shares of Common Stock (including options to purchase an aggregate of 463,206 shares), constituting approximately 2.9% of the outstanding shares of Common Stock (giving effect to the exercise of such options).

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth information as of May 29, 2009 with respect to each person (including any “group” of persons as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), who is known to the Company to be the beneficial owner (for purposes of the rules of the Securities and Exchange Commission) of more than 5% of the outstanding shares of Common Stock as of that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,666,973	(a)	8.1%
Jerry Shore 19 Valley Road Port Washington, NY 11050	1,614,343	(b)	7.9%
Barclays Global Investors, NA Barclays Global Fund Advisors 400 Howard Street San Francisco, CA 94105 Barclays Global Investors, Ltd. Murray House 1 Royal Mint Court London EC3N 4HH, England	1,397,542	(c)	6.8%
Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, NY 10017	1,356,714	(d)	6.6%
Dremen Value Management, LLC Harborside Financial Center, Plaza 10 Suite 800 Jersey City, NJ 07311	1,259,954	(e)	6.2%
Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	1,109,900	(f)	5.4%

(a)	Royce & Associates, LLC, a registered investment adviser, holds sole dispositive power and sole voting power over all of such shares, based on an amendment to its Schedule 13G filed on January 27, 2009 under the Exchange Act, which represented approximately 8.1% of the outstanding shares of the Company’s Common Stock as of May 29, 2009.
(b)	Includes 168,615 shares owned by a member of Jerry Shore’s family, of which he disclaims beneficial ownership, and 35,129 shares owned by a foundation, of which he disclaims beneficial ownership.
(c)	Barclays Global Investors, NA, a bank, holds sole voting power over 432,723 of such shares and sole dispositive power over 521,108 of such shares, Barclays Global Fund Advisors, an investment advisor, holds sole voting power over 629,650 of such shares and sole dispositive power over 862,674 of such shares, and Barclays Global Investors, Ltd., a non-U.S. institution, holds sole voting power over 680 of such shares and sole dispositive power over 13,760 of such shares, based on their Schedule 13G filed on February 5, 2009 under the Exchange Act, which represented approximately 6.8% of the outstanding shares of the Company’s Common Stock as of May 29, 2009.
(d)	Third Avenue Management LLC, an investment advisor, holds sole voting power and sole dispositive power over all of such shares, based on its Schedule 13G filed on February 13, 2009 under the Exchange Act, which represented approximately 6.6% of the outstanding shares of the Company’s Common Stock as of May 29, 2009.
(e)	Dremen Value Management, LLC, an investment advisor, holds sole voting power over 308,715 of such shares, shared voting power over 18,509 of such shares and shared dispositive power over all of such shares, based on its Schedule 13G filed on February 17, 2009 under the Exchange Act, which represented approximately 6.2% of the outstanding shares of the Company’s Common Stock as of May 29, 2009.
(f)	Renaissance Technologies LLC, an investment advisor, holds sole voting power and sole dispositive power over all of such share, based on its Schedule 13G filed on February 13, 2009 under the Exchange Act, which represented approximately 5.4% of the outstanding shares of the Company’s Common Stock as of May 29, 2009.

Ownership of Directors and Executive Officers

The following table sets forth information as of May 29, 2009 with respect to shares of Common Stock beneficially owned (for purposes of the rules of the Securities and Exchange Commission) by each director and nominee, by each current executive officer of the Company who is identified in the “Summary Compensation Table” elsewhere in this Proxy Statement and by all directors, nominees and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Dale Blanchfield	12,000	(a)	*
Lloyd Frank	37,000	(b)	*
Brian E. Shore	420,972	(c)	2.0%
Steven T. Warshaw	12,000	(d)	*
P. Matthew Farabaugh	4,577	(e)	*
Stephen E. Gilhuley	73,991	(f)	*
Anthony W. DiGaudio	15,800	(g)	*
All directors, nominees and executive officers as a group (8 persons)	610,865	(h)	2.9%

*	Less than 1%
(a)	Consists of shares which Mr. Blanchfield may acquire pursuant to options.
(b)	Includes 30,000 shares which Mr. Frank may acquire pursuant to options and 3,000 shares owned by a member of Mr. Frank’s family, of which he disclaims beneficial ownership.
(c)	Includes 292,500 shares which Mr. Shore may acquire pursuant to options.
(d)	Consists of shares which Mr. Warshaw may acquire pursuant to options.
(e)	Includes 1,000 shares which Mr. Farabaugh may acquire pursuant to options.
(f)	Includes 69,281 shares which Mr. Gilhuley may acquire pursuant to options.
(g)	Consists of shares which Mr. DiGaudio may acquire pursuant to options.
(h)	Consists of 147,659 shares owned by directors, nominees and executive officers and 463,206 shares issuable to directors, nominees and executive officers upon exercise of options that are exercisable as of May 29, 2009 or become exercisable within 60 days thereafter.

ELECTION OF DIRECTORS

The Board to be elected at the Meeting consists of four members. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the election as directors of the nominees whose names appear in the following table, to serve for the ensuing year and until their successors are elected and qualified. If any of the nominees does not remain a candidate at the time of the Meeting (a situation which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees. The four nominees who receive a plurality of the votes cast at the Meeting in person or by proxy shall be elected, and abstentions and broker non-votes, if any, will have no effect on the outcome of the vote. Each of the nominees is presently a member of the Board.

Name	Principal Occupation; Positions and Offices with the Company; Other Directorships	Age	Director Since
Dale Blanchfield	Retired; former President of Electronics Division of The Bureau of Engraving Inc., a manufacturer of specialized, high-volume, high layer count printed circuit boards, Minneapolis, Minnesota, from 1990 to June 2003; and a director of The Bureau of Engraving Inc.	71	2004
Lloyd Frank	Of Counsel since April 1, 2005, Troutman Sanders LLP, a law firm, New York City; Of Counsel from January 2004 to March 31, 2005 and a Partner for many years prior thereto, Jenkens & Gilchrist Parker Chapin LLP, a law firm, New York City; and a director of DryClean, USA Inc. and Volt Information Sciences, Inc.	83	1985
Brian E. Shore	Chairman of the Board, President and Chief Executive Officer of the Company	57	1983
Steven T. Warshaw	Retired; former President, Chief Executive Officer and Chairman of the Board, M Cubed Technologies, Inc., a manufacturer of advanced ceramic materials for semiconductor equipment and armor applications, Monroe, Connecticut, from July 2002 to October 2005; President, Hexcel Schwebel Division, Hexcel Corporation, a supplier of specialized fabrics for reinforcement of laminates used in printed circuit boards and in commercial aerospace, recreation and other industrial applications, Anderson, South Carolina, April 2000 to November 2001; and a director of NN, Inc.	60	2004

Mr. Shore has had the principal occupation set forth opposite his name for at least the past five years.

There are no family relationships among any of the persons named in the above table or among any of such persons and any of the other executive officers of the Company.

The Company was not during the 2009 fiscal year, and is not, engaged in any transaction with Dale Blanchfield, Lloyd Frank or Steven T. Warshaw.

Director Independence

The Board has determined that the following current directors and/or nominees have no material relationships with the Company and are “independent” as required by and as defined in the director independence standards of the New York Stock Exchange: Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. Brian E. Shore does not satisfy such independence standards because he is an employee of the Company.

Board Committees

The Company’s Audit Committee currently consists of Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. The Board of Directors has determined that Mr. Warshaw is an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission and that each of Messrs. Blanchfield, Frank and Warshaw is “independent” as required by and as defined in the audit committee independence standards of the Securities and Exchange Commission and of the New York Stock Exchange. The duties and responsibilities of the Audit Committee are set forth in a written charter of such Committee, first adopted by the Board in

July 2000 and subsequently amended and restated in May 2004, and are described elsewhere in this Proxy Statement under the caption “Other Matters — Audit Committee Report”. The Audit Committee also issues the Audit Committee Report required to be included in the Company’s Proxy Statement by rules of the Securities and Exchange Commission. The Audit Committee Report for the Company’s 2009 fiscal year is set forth elsewhere in this Proxy Statement under the caption “Other Matters — Audit Committee Report”.

The Company has a Compensation Committee and a Stock Option Committee each consisting of Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. The functions of the Compensation and Stock Option Committees are set forth in written charters of such Committees adopted by the Board, and such functions are described elsewhere in this Proxy Statement under the caption “Executive Compensation — Compensation Discussion and Analysis — Board Process”.

The Company has a Nominating Committee consisting of Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. The functions of the Nominating Committee, which are to identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board and to oversee the evaluation of the Board and the Company’s management, are set forth in a written charter of such Committee adopted by the Board. The Nominating Committee recommended to the Board, and the Board nominated, Dale Blanchfield, Lloyd Frank, Brian Shore and Steven T. Warshaw as nominees for election as directors at the Meeting.

The Company has a Corporate Governance Committee consisting of Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. The functions of the Corporate Governance Committee, which are to advise the Board of Directors with respect to Board composition, procedures and committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company, are set forth in a written charter of such Committee adopted by the Board.

Each member of the Compensation, Stock Option, Nominating and Corporate Governance Committees is “independent” as required by and as defined in the director independence standards of the New York Stock Exchange.

The charters of the Audit, Compensation, Stock Option, Nominating and Corporate Governance Committees are available on the Company’s web site at www.parkelectro.com under the caption “Shareholders — Charters and Codes” as required by rules of the New York Stock Exchange. In addition, the charters of such Committees are available in print to any shareholder upon request submitted to the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, New York 11747.

During the Company’s last fiscal year, the Board met eight times and authorized action by unanimous written consent on five occasions, the Audit Committee met ten times, the Compensation Committee met four times, the Stock Option Committee met twice and authorized action by unanimous written consent once, the Nominating Committee met once, the Corporate Governance Committee met once, and the non-management directors met in executive session without management three times. At each meeting of the non-management directors, a non-management director designated by the non-management directors on the Board presides. Each of the directors attended all of the meetings held by the Board and each committee thereof of which he was a member during the Company’s last fiscal year, except Mr. Frank who was absent from one meeting of the Audit Committee.

Annual Meeting Attendance

It is the Company’s policy that all directors are invited to and encouraged to attend Annual Meetings of Shareholders, and all members of the Board of Directors attended the Annual Meeting of Shareholders held on July 16, 2008.

Director Compensation

Each director who is not an employee of the Company or any of its subsidiaries receives a fee of $17,000 per annum for his services as a director; each member of the Audit Committee, other than the Chairman of the Committee, receives a fee of $2,000 per annum for his services as a member of such Committee, and the Chairman of the Audit Committee receives a fee of $4,000 per annum for his services as Chairman of such Committee; each member of the Compensation Committee of the Board of Directors receives a fee of $2,000 per annum for his services as a member of such Committee; and each Director and each Committee member is reimbursed for travel expenses incurred in attending meetings of the Board of Directors of the Company and of Committees of the Board of Directors of the Company.

On August 26, 2008, Messrs. Blanchfield, Frank and Warshaw each received a non-qualified stock option for 3,000 shares of Common Stock at an exercise price of $27.10 per share under the Company’s 2002 Stock Option Plan. Each of these options expires on August 26, 2018, and each is exercisable 25 percent after one year from date of grant, 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant. In the event that the service of an optionee as a director of the Company is terminated during the term of the option, the option may be exercised by the optionee, to the extent the optionee was entitled to do so on the date of such termination, until (1) one year following the director’s ceasing to serve as a director of the Company on account of disability, (2) six months following the director’s ceasing to serve as a director of the Company on account of death, or (3) three months following the director’s ceasing to be a director for any other reason, but in no event after the date on which the option would otherwise expire; provided, however, if the director is removed as a director for cause or ceases to be a director without the Company’s consent, the option will terminate immediately.

The following table shows all the compensation paid by the Company for the most recent fiscal year, March 3, 2008 to March 1, 2009, for each of the directors of the Company, other than Brian E. Shore. Mr. Shore did not receive any compensation in his capacity as a director. Mr. Shore’s compensation is set forth elsewhere in this Proxy Statement under the caption “Executive Compensation — Summary Compensation Table”.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (a)	Total ($)
Dale Blanchfield	$21,000	$33,384	$54,384
Lloyd Frank	23,000	22,806	45,806
Steven T. Warshaw	21,000	33,384	54,384

(a)	The amounts in this column are the amounts recognized for financial statement reporting purposes with respect to the fiscal year ended March 1, 2009 for the fair value of stock options granted to each of the named directors in the 2009 fiscal year and in prior fiscal years in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, as described in Note 8 of the Notes to Consolidated Financial Statements in Item 8 of Part II of the Company’s Form 10-K Annual Report for the fiscal year ended March 1, 2009 filed with the Securities and Exchange Commission (disregarding estimates of forfeitures for service-based vesting). These amounts reflect the Company’s accounting expense for such stock options and do not correspond to the actual value that will be realized by the named directors if and when they exercise the options. The grant date fair value for the options granted to each of the named directors during the 2009 fiscal year, estimated at the date of grant using the Black-Scholes option-pricing model with the assumptions described in the afore-mentioned Note 8 of the Notes to Consolidated Financial Statements, was $8,940 for each of the named directors. At March 1, 2009, the end of the Company’s last fiscal year, Mr. Blanchfield held 19,500 outstanding stock options, Mr. Frank held 37,500 outstanding stock options, and Mr. Warshaw held 19,500 outstanding stock options.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General.  The Company’s compensation of its executive officers is composed of annual base salary, annual discretionary cash bonus, annual stock option grant and the profit sharing portion of the Company’s Employees’ Profit Sharing and 401(k) Retirement Savings Plan (the “Profit Sharing Plan”). The Company does not have employment agreements or employment termination or severance agreements or change-of-control agreements with any of its executive officers or any of its other employees. The Compensation Committee of the Board fully supports and endorses this compensation structure, which is designed to provide fair current income to the Company’s officers, a discretionary cash award for individual and enterprise performance, equity participation in the Company’s long-term performance as assessed by the capital markets in which the Company’s common stock is traded and participation in the Company’s profits through discretionary awards to the Profit Sharing Plan.

The Company’s compensation of its executive officers is intended to be competitive with the compensation of executive officers at comparable companies, except for the compensation of the Chief Executive Officer, who has declined to accept the Compensation Committee’s offer of a bonus and a salary increase each year since the Company’s 2001 fiscal year, except for a bonus for the 2008 fiscal year, which he donated to charity. However, it is difficult for the Company to ascertain meaningful comparisons because the Company has few, if any, peer-group companies which disclose compensation information since most of its competitors are privately owned or are divisions or business units or subsidiaries of larger publicly owned companies which do not disclose compensation information about the officers of such divisions, business units or subsidiaries. The Company’s compensation of its senior management is also intended to align management’s incentives with the long-term interests of the Company’s shareholders and to be fair and equitable to the individual and to the Company’s employees and shareholders.

Base Salaries.  Salaries of executive officers are determined based on the significance of the position to the Company, individual experience and expertise, individual performance and information gathered informally as to compensation levels of comparable companies in the same geographic location as the Company, except the salary of the Chief Executive Officer, who has declined to accept the Compensation Committee’s offer of a salary increase each year since the Company’s 2001 fiscal year. The Compensation Committee reviews the salary of each executive officer annually and makes adjustments as appropriate, taking into account the recommendations of the Chief Executive Officer.

Discretionary Annual Bonuses.  Decisions as to the award of annual cash bonuses to executive officers with respect to each fiscal year are made after the close of the fiscal year. The amount awarded to each executive officer is based on the Company’s overall performance, individual performance, base salary level, bonuses paid in prior years and overall equity and fairness, except the Chief Executive Officer, who has declined to accept the Compensation Committee’s offer of a bonus each year since the Company’s 2001 fiscal year, except for a bonus for the 2008 fiscal year, which he donated to charity.

Equity Compensation.  The only form of equity compensation that the Company has awarded consists of incentive stock options and non-qualified stock options under the Company’s stock option plans.

The Stock Option Committee determines the number of options that it considers appropriate for each executive officer and other key employees of the Company. With the exception of significant promotions and significant new hires, the Stock Option Committee generally grants stock options under the Company’s Stock Option Plan once each year following the availability to the Stock Option Committee of the financial results of operations of the Company and its subsidiaries for the prior year, the business plans of the Company’s subsidiaries for the current fiscal year, the option grant recommendations of the presidents of the Company’s subsidiaries and the evaluation of such recommendations by the senior management of the Company and the recommendations of the Chief Executive Officer of the Company. The Stock Option Committee bases its decisions on individual performance, base salary and bonus levels, recommendations from the Company’s Chief Executive Officer and overall equity and fairness. In granting stock options, the Stock Option Committee generally does not consider the equity ownership levels of the recipients. The grants for the 2009 fiscal year were made on August 26, 2008. This timing was selected because it enabled the Committee to consider prior year performance by the Company and the potential recipients and the Company’s expectations and plans for the 2009 fiscal year. The Stock Option Committee has the sole authority to grant stock options and has not delegated any authority to grant stock options.

The Company has not had, and does not have, a program, plan or practice to select the dates of grants of stock options to executive officers or to any employee or director of the Company in coordination with the release of material non-public information. The Company does not plan to time, and it has not previously timed, its release of material non-public information for the purpose of affecting the value of executive compensation. In addition, the Company does not have a program, plan or practice of granting stock options and setting the exercise price or prices of such options based on the price of the Company’s Common Stock on a date other than the grant date. Pursuant to the terms of the Company’s 2002 Stock Option Plan, which was approved by shareholders of the Company at the Annual Meeting of Shareholders held on July 17, 2002, the purchase price of the Common Stock under each stock option granted by the Company is no less than the fair market value of the Common Stock at the time of grant, which, pursuant to the terms of such Plan, is the reported closing price of the Common Stock on the New York Stock Exchange on the date preceding the date the option is granted.

Severance Benefits.  The Company does not provide employment termination or severance agreements or change-of-control agreements for its employees and does not have a policy to provide specified severance benefits to employees whose employment is terminated by the Company.

Pension Benefits.  The Board decides annually the amount of the Company’s contribution to the Profit Sharing Plan, which is described elsewhere in this Proxy Statement under the caption “Executive Compensation — Summary Compensation Table”. The amount of such contribution is discretionary, but may not exceed 25% of the total remuneration paid to eligible employees or such other amount as is allowed under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to this limit, the Board determines the amount to be contributed for each year based on the Company’s overall performance, the amounts contributed in prior years, the amounts of prior contributions recently forfeited by eligible employees due to termination of employment prior to vesting and recommendations from the Company’s Chief Executive Officer.

When the Company calculates overall compensation for its senior management, it considers the benefits expected to be received under the Profit Sharing Plan.

Perquisites and Other Benefits.  The only perquisites for senior managers are the provision of automobiles leased or owned by the Company to certain executive officers and other members of management.

Senior management also participates in the Company’s other employee benefit plans on the same terms as other employees. These plans include medical and dental insurance and life insurance.

Board Process.  The Compensation Committee of the Board approves all salary and bonus compensation and the Stock Option Committee of the Board approves all grants of stock options for executive officers. Executive officers include the Chief Executive Officer, the person performing the functions similar to those performed by a principal financial officer and the three other executive officers named in the “Summary Compensation Table” elsewhere in this Proxy Statement. The Compensation Committee and the Stock Option Committee review the performance and compensation of the Chief Executive Officer and, following discussions with him, establish his compensation level. As he has in the past since the Company’s 2001 fiscal year, the Chief Executive Officer, Brian E. Shore, declined to accept the Compensation Committee’s offer of a salary increase for the fiscal year ended March 1, 2009. For the remaining executive officers, the Chief Executive Officer makes recommendations to the Compensation Committee and to the Stock Option Committee. The amount of discretionary contributions to the Profit Sharing Plan for each fiscal year is determined by the Board taking into account the recommendations of the Chief Executive Officer.

The Board, the Compensation Committee and the Stock Option Committee, as the case may be, use no set formulas in making their determinations and may afford different weight to different factors for each executive officer. Such weighting may vary from year to year.

Section 162(m) of the Internal Revenue Code.  The Board and the Compensation Committee have reviewed the impact of Section 162(m) of the Code, which limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the other executive officers named in the “Summary Compensation Table” elsewhere in this Proxy Statement. It is the Company’s policy to attempt to design its executive compensation plans and arrangements to be treated as tax deductible compensation wherever, in the judgment of the Board or the Compensation Committee, as the case may be, to do so would be consistent with the objectives of that compensation plan or arrangement. Accordingly, the Board and the Compensation Committee from time to time may consider whether changes in the Company’s compensation plans and arrangements may be appropriate to continue to fulfill the requirements for treatment as tax deductible compensation under the Code.

Summary Compensation Table

The following table shows all the compensation paid by the Company for the three most recent fiscal years for the Company’s Chief Executive Officer and the person performing the functions similar to those performed by a principal financial officer and the three other most highly compensated executive officers who were serving in such capacities at the end of the Company’s last completed fiscal year, which was March 1, 2009.

Name and Principal Position	Year (a)	Salary	Bonus (b)	Option Awards (c)	All Other Compensation (d),(e)	Total
Brian E. Shore	2009	$357,760	$—	$249,091	$—	$606,851
Chairman of the Board,	2008	364,640	100,000	245,621	17,438	727,699
President and Chief	2007	357,760	-0-	202,202	18,700	578,662
Executive Officer
P. Matthew Farabaugh (f)	2009	154,999	—	11,436	—	166,435
Vice President and	2008	62,596	10,000	3,060	-0-	75,656
Controller
Stephen E. Gilhuley (g)	2009	206,875	—	94,804	—	301,679
Executive Vice President	2008	204,713	70,000	93,378	17,438	385,529
Secretary and General	2007	189,769	70,000	75,825	18,700	354,294
Counsel
Anthony W. DiGaudio (h)	2009	159,650	—	69,252	—	228,902
Vice President of	2008	157,981	50,000	54,737	16,119	278,837
Marketing and Sales	2007	145,000	45,000	31,018	16,150	237,168
Louis J. Stans (i)	2009	163,114	—	36,114	—	199,228
Vice President of	2008	161,408	35,000	18,096	15,222	229,726
Engineering and Quality	2007	153,750	30,000	13,665	15,619	213,034
and Research and
Development

The salary amount for Mr. Shore for the 2008 fiscal year is more than the salary amount for the 2007 fiscal year not because of any salary increase, but because the 2008 fiscal year consisted of 53 weeks while the 2007 fiscal year consisted of 52 weeks. Mr. Shore has declined to accept the Compensation Committee’s offer of a salary increase each year since the Company’s 2001 fiscal year.

(a)	Information is provided for the Company’s fiscal years ended March 1, 2009, March 2, 2008 and February 25, 2007.
(b)	The amounts of bonuses for the 2009 fiscal year have not yet been determined.
(c)	The amounts in this column are the amounts recognized for financial statement reporting purposes with respect to the fiscal years shown for the fair value of stock options granted to each of the named officers in such fiscal years and in prior fiscal years in accordance with the Statement of Financial Accounting Standards No. 123 (R),”Share-Based Payment”, as described in Note 8 of the Notes to Consolidated Financial Statements in Item 8 of Part II of the Company’s Form 10-K Annual Report for the fiscal year ended March 1, 2009 filed with the Securities and Exchange Commission (disregarding estimates of forfeitures for service-based vesting). These amounts reflect the Company’s accounting expense for such stock options and do not correspond to the actual value that will be realized by the named officers if and when they exercise the options.
(d)	Except with respect to Mr. DiGaudio (see note (h) below), consists solely of the amounts of the Company’s annual profit sharing contributions to the Company’s Employees’ Profit Sharing and 401(k) Retirement Savings Plan (the “Plan”) which were accrued for the accounts of the named executive officers for the fiscal years shown. These amounts vest in accordance with a graduated scale based on years of service of the employee with the Company.

Substantially all full-time employees of the Company and its subsidiaries in the United States, including the Company’s executive officers, participate in the profit sharing portion of the Plan, which is intended to provide retirement benefits to such employees and which is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). The amounts of profit sharing contributions, if any, by the Company and its subsidiaries to the accounts of participating employees are percentages of the eligible compensation of the participating employees up to a maximum amount of compensation for each employee established under the Code, which was $230,000 for the Company’s most recent fiscal year. The Board decides annually the amount of the Company’s profit sharing contribution, which is discretionary, but may not exceed 25% of the total remuneration paid to eligible employees or such other amount as is allowed under the Code. Subject to this limit, the Board determines the amount to be contributed for each year based on the Company’s overall performance, the amounts contributed in prior years, the amounts of prior contributions recently forfeited by eligible employees due to termination of employment prior to vesting and recommendations from the Company’s Chief Executive Officer. The percentages of compensation contributed to the Plan may vary between the Company and each subsidiary, but the percentage must be the same for each participating employee of the Company or the subsidiary, as the case may be. The percentages of compensation to be contributed to the Plan for the 2009 fiscal year have not yet been determined.

Substantially all full-time employees of the Company’s subsidiaries in the United States are eligible to receive contributions by the subsidiaries to match the contributions of the employees to the 401(k) retirement savings portion of the Plan, with the maximum matching contribution being 3% of the compensation of the employees. However, employees of the Company are not eligible to receive such matching contributions, but it has been the Company’s practice to determine a gross annual profit sharing percentage of eligible compensation to be contributed by each subsidiary to the profit sharing portion of the Plan and to reduce such percentage by the average percentage of the compensation of such subsidiary’s employees that was contributed by such subsidiary as 401(k) retirement savings matching contributions. Consistent with this practice, to compensate employees of the Company for their ineligibility for matching contributions to the 401(k) retirement savings portion of the Plan, the Company approved profit sharing contributions in prior years for the named executive officers and for the other employees of the Company which were not reduced for any 401(k) retirement savings matching contributions, because such officers and other employees of the Company are not eligible to receive such matching contributions.

(e)	The Company provides no personal benefits to its executive officers other than automobiles for certain officers, the value of which is less than $10,000 per year and is not included in the Summary Compensation Table.
(f)	Mr. Farabaugh was appointed Vice President and Controller (the person performing the functions similar to those performed by a principal financial officer) effective October 8, 2007.
(g)	Mr. Gilhuley was elected Executive Vice President on October 24, 2006 in addition to the positions of Secretary and General Counsel. He had been Senior Vice President.
(h)	Mr. DiGaudio was appointed Vice President of Marketing in June 2006 in addition to the position of Vice President of Sales. The amount shown for Mr. DiGaudio under “All Other Compensation” for 2009 consists of $8,139 of expenses paid on his behalf by the Company in connection with his assignment to Singapore in May 2008 and the amount of the Company’s annual profit sharing contribution described in note (d) above.
(i)	Mr. Stans was appointed Vice President of Research and Development in January 2007 in addition to the positions of Vice President of Engineering and Vice President of Quality. Mr. Stans resigned as Vice President of Engineering and Quality and Research and Development effective April 3, 2009.

Grants of Plan-Based Awards in 2009 Fiscal Year

During the last completed fiscal year, the only plan pursuant to which the Company granted awards of any kind to its executive officers was its 2002 Stock Option Plan. The 2002 Stock Option Plan has been approved by the Company’s stockholders and provides for the grant of stock options to directors and key employees of the Company. The Company’s 2002 Stock Option Plan provides for the grant of both options which qualify as incentive stock options under the Code and non-qualified stock options. All options granted under the 2002 Stock Option Plan have exercise prices equal to the market value of the underlying Common Stock of the Company on the dates of grant, which, in accordance with the terms of such Plan, is the reported closing price of the Common Stock on the New York Stock Exchange on the date preceding the date the option is granted.

Options granted under the Plan become exercisable 25% one year from the date of grant, with an additional 25% exercisable each succeeding anniversary of the date of grant, and expire 10 years from the date of grant. The 2002 Stock Option Plan is administered by the Stock Option Committee.

The following table provides information with respect to options to purchase shares of Common Stock granted pursuant to the 2002 Stock Option Plan to the named executive officers during the Company’s last fiscal year. The table provides no information regarding non-equity incentive plan awards or equity incentive plan awards or stock awards because the Company does not have any non-equity or equity incentive plan and does not award stock to any of its executive officers or to any of its other employees.

Name	Grant Date (a)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (b)	Grant Date Closing Market Price (b)	Grant Date Fair Value of Option Awards (c)
Brian E. Shore	August 26, 2008	35,000	$27.10	$27.43	$110,950
P. Matthew Farabaugh	August 26, 2008	2,500	27.10	27.43	7,925
Stephen E. Gilhuley	August 26, 2008	10,000	27.10	27.43	31,700
Anthony W. DiGaudio	August 26, 2008	12,000	27.10	27.43	38,040
Louis J. Stans	August 26, 2008	5,000	27.10	27.43	15,850

(a)	Grant date is the date on which stock options were granted to the named executive officers under the Company’s 2002 Stock Option Plan.
(b)	All options granted under the 2002 Stock Option Plan have exercise prices equal to the market value of the underlying Common Stock of the Company on the dates of grant, which, in accordance with the terms of such Plan, is the reported closing price of the Common Stock on the New York Stock Exchange on the date preceding the date the option is granted. The reported closing price of the Common Stock on the New York Stock Exchange on August 26, 2008, the date of grant, was $27.43.
(c)	The value for options was estimated at the dates of grants using the Black-Scholes option-pricing model with the assumptions described in Note 8 of the Notes to Consolidated Financial Statements in Item 8 of Part II of the Company’s Form 10-K Annual Report for the fiscal year ended March 1, 2009 filed with the Securities and Exchange Commission.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information regarding unexercised stock options held by the named executive officers as of the end of the Company’s last fiscal year. The table provides no information regarding equity incentive plan awards or stock awards because the Company does not have any equity incentive plan and does not award stock to any of its executive officers or to any of its other employees.

All stock options held by the named executive officers and by all other employees of the Company have been granted under the Company’s 1992 Stock Option Plan or 2002 Stock Option Plan. Both Stock Option Plans have been approved by the Company’s stockholders and provide for the grant of stock options to directors and key employees of the Company. All options granted under such Plans have exercise prices equal to the market value of the underlying common stock of the Company on the dates of grant which, in accordance with such Plans, is the reported closing price of the Common Stock on the New York Stock Exchange on the date preceding the date the option is granted. Options granted under the Plans become exercisable 25% one year after the date of grant, with an additional 25% exercisable each succeeding anniversary of the date of grant, and expire ten years after the date of grant. The authority to grant additional options under the 1992 Stock Option Plan expired on March 24, 2002.

Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date (b)
Brian E. Shore	6/15/99	60,000	0	16.54	6/15/09
	5/22/00	75,000	0	15.92	5/22/10
	7/19/01	40,000	0	23.60	7/19/11
	3/20/02	25,000	0	29.05	3/20/12
	7/24/03	20,000	0	19.95	7/24/13
	7/08/04	20,000	0	23.00	7/08/14
	8/24/05	26,250	8,750	24.56	8/24/15
	8/03/06	17,500	17,500	25.35	8/03/16
	8/15/07	8,750	26,250	30.28	8/15/17
	8/26/08	0	35,000	27.10	8/26/18
P. Matthew Farabaugh	11/15/07	1,000	3,000	30.64	11/15/17
	8/26/08	0	2,500	27.10	8/26/18
Stephen E. Gilhuley	6/15/99	4,500	0	16.54	6/15/09
	5/22/00	4,406	0	15.92	5/22/10
	7/16/01	20,000	0	23.60	7/19/11
	3/20/02	10,000	0	29.05	3/20/12
	7/24/03	7,500	0	19.95	7/24/13
	7/08/04	7,500	0	23.00	7/08/14
	8/24/05	9,375	3,125	24.56	8/24/15
	8/03/06	7,000	7,000	25.35	8/03/16
	8/15/07	3,500	10,500	30.28	8/15/17
	8/26/08	0	10,000	27.10	8/26/18
Anthony W. DiGaudio	7/24/03	300	0	19.95	7/24/13
	7/08/04	2,500	0	23.00	7/08/14
	8/24/05	4,500	1,500	24.56	8/24/15
	8/03/06	5,500	5,500	25.35	8/03/16
	8/15/07	3,000	9,000	30.28	8/15/17
	8/26/08	0	12,000	27.10	8/26/18
Louis J. Stans	1/19/05	5,000	0	19.89	1/19/15
	8/03/06	2,500	2,500	25.35	8/03/16
	8/15/07	1,750	5,250	30.28	8/15/17
	8/26/08	0	5,000	27.10	8/26/18

(a)	All options become exercisable 25% one year after the date of grant, with an additional 25% exercisable each succeeding anniversary of the date of grant.
(b)	All options expire ten years after the date of grant.

Option Exercises in 2009 Fiscal Year

The following table provides information regarding the pre-tax value realized from the exercise of stock options by the named executive officers during the Company’s last fiscal year. The table provides no information regarding stock awards because the Company does not award stock to any of its executive officers or to any of its other employees.

Option Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($) (a)
Brian E. Shore (b)	60,000	$814,200
P. Matthew Farabaugh	-0-	-0-
Stephen E. Gilhuley	-0-	-0-
Anthony W. DiGaudio	-0-	-0-
Louis J. Stans	-0-	-0-

(a)	The Company has not granted stock appreciation rights. Value realized equals market value of the underlying shares of Common Stock on the date of exercise, which is the reported closing price of the Common Stock on the New York Stock Exchange on such date, less the exercise price, times the number of shares acquired, without deducting any taxes paid by the employee.
(b)	Mr. Shore exercised an option to purchase 60,000 shares of Common Stock of the Company on May 14, 2008 because the option, which had been granted on May 28, 1998, was scheduled to expire on May 28, 2008.

Equity Compensation Plan Information

The following table provides information as of the end of the Company’s most recent fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
	(A)	(B)	(C)
Equity compensation plans approved by security holders (a)	982,727	$24.35	1,046,606
Equity compensation plans not approved by security holders (a)	-0-	-0-	-0-
Total	982,727	$24.35	1,046,606

(a)	The Company’s only equity compensation plans are its 2002 Stock Option Plan, which was approved by the Company’s shareholders in July 2002, and its 1992 Stock Option Plan, which was approved by the Company’s shareholders in July 1992. Authority to grant additional options under the 1992 Plan expired on March 24, 2002, and all options granted under the 1992 Plan will expire in March 2012 or earlier; and authority to grant additional options under the 2002 Plan will expire on May 21, 2018, and all options granted to date under the 2002 Plan will expire in August 2018 or earlier.

Pension Benefits and Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans

The Company does not have a defined benefit pension plan and does not provide pension benefits for its executive officers or for any of its other employees, and the Company does not have any non-qualified supplemental pension, defined contribution or other deferred compensation plan for its executive officers or for any of its other employees.

Employment, Severance and Change-in-Control Agreements

The Company does not have employment agreements or employment termination or severance agreements or change-of-control agreements with any of its executive officers or any of its other employees. All of the Company’s executive officers and other employees are employees-at-will, meaning that either the employee or the Company may terminate the employee’s employment at any time for any reason or for no stated reason and with or without an explanation.

Transactions with Related Persons

Consistent with the Company’s Code of Ethics for its chief executive officer, chief financial officer and controller and the Company’s Code of Business Conduct and Ethics for its directors, officers and employees, any transaction between the Company and any director or executive officer of the Company or any immediate family member of a director or executive officer of the Company requires the approval of the Company’s general counsel or chief executive officer and the Board.

During the last fiscal year, Brian E. Shore, the Company’s Chief Executive Officer, from time to time used an aircraft owned by him to conduct business on behalf of the Company. The Company paid Mr. Shore an aggregate of $181,200 as reimbursement for a portion of the costs associated with the use of this aircraft for Company business. The Board believes that the amounts paid by the Company to Mr. Shore as reimbursement for use of this aircraft for Company business were substantially less than the amounts that the Company would have paid for the use of a similar aircraft owned by an independent third-party. The Board also believes that such amounts reimbursed to Mr. Shore were substantially less than the variable and fixed costs incurred by Mr. Shore and attributable to such use of this aircraft and substantially less than the costs associated with the type of aircraft owned by Mr. Shore provided by an independent aircraft expert and that the use of Mr. Shore’s aircraft for Company business inured to the benefit of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included elsewhere in this Proxy Statement with management of the Company; and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Dale Blanchfield, Chairman
Lloyd Frank
Steven T. Warshaw

Compensation Committee Interlocks and Insider Participation

Brian E. Shore, a director of the Company who is also President and Chief Executive Officer of the Company, participated in deliberations of the Board relating to the amount of the Company’s contribution to the Profit Sharing Plan during the Company’s 2008 fiscal year.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year, which ends February 28, 2010, to audit the consolidated financial statements of the Company and its subsidiaries for the 2010 fiscal year and the Company’s internal control over financial reporting; and the Board is requesting ratification of such appointment by the shareholders at the Meeting. Grant Thornton LLP was the Company’s independent registered public accounting firm for the last fiscal year and has been the Company’s independent registered public accounting firm since March 1, 2004. If this appointment is not ratified by the holders of a majority of the shares voting in person or by proxy at the Meeting, the Audit Committee will consider appointing another independent registered public accounting firm. The Audit Committee may terminate the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm without the approval or ratification of the Company’s shareholders whenever the Audit Committee considers such termination to be appropriate. A representative of Grant Thornton LLP is expected to be present at the Meeting and will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued for audit, audit-related, tax and all other services rendered by Grant Thornton LLP for the last two fiscal years ended March 1, 2009 and March 2, 2008:

	2009	2008
Audit Fees (a)	$926,247	$902,856
Audit-Related Fees	0	149,400	(b)
Tax Fees	0	0
All Other Fees	0	0
	$926,247	$1,052,256

(a)	Audit fees include fees for the audit of the Company’s consolidated financial statements, interim reviews of the Company’s quarterly financial statements, audit services provided in connection with required statutory audits of many of the Company’s subsidiaries and the audit of the Company’s internal control over financial reporting.
(b)	Audit-related fees relate to the Company’s due diligence investigation of Columbia Aircraft Manufacturing Corporation (“Columbia”) in connection with the Company’s participation in the bidding for certain of the assets and business of Columbia in an auction conducted in the United States Bankruptcy Court in Portland, Oregon in November 2007. After submitting an initial bid and participating in the auction in the Bankruptcy Court, the Company discontinued its participation in the auction bidding process.

The services performed by Grant Thornton were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee.

Audit Committee Pre-Approval Policy

The policy of the Audit Committee is to require that all services to be provided to the Company by the Company’s auditor must be approved by the Audit Committee before such services are provided by the auditor.

Vote Required

Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares casting votes present in person or represented by proxy on this proposal at the Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

The Board recommends that shareholders vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the ratification of such appointment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5 reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the 2009 fiscal year, except that Messrs. Blanchfield, Frank, Shore, Warshaw, Farabaugh, Gilhuley, DiGaudio and Stans did not file their Form 4 Statements of Changes in Beneficial Ownership of Securities in a timely manner reporting their acquisitions of stock options from the Company on August 26, 2008.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2010 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company’s principal executive offices for inclusion in the Proxy Statement and form of Proxy relating to that meeting by February 24, 2010. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company’s principal executive offices by April 22, 2010. The Company’s By-Laws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than April 22, 2010 and not earlier than March 23, 2010.

OTHER MATTERS

Audit Committee Report

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The Board of Directors has determined that all members of the Audit Committee are “independent”, as required by the current rules of the New York Stock Exchange. The Committee functions pursuant to a Charter that has been adopted by the Board, as required by rules of the New York Stock Exchange.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 1, 2009 with management and with Grant Thornton LLP, the Company’s independent registered public accounting firm for the 2009 fiscal year. The Audit Committee has also received from the independent registered public accounting firm a letter pursuant to Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, AU 380, as currently in effect, and has discussed the matters referred to in such letter with such firm. The Audit Committee has also received the written communication regarding independence from Grant Thornton LLP required under the rules of the Public Company Accounting Oversight Board and has discussed with Grant Thornton LLP its independence from the Company. The Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining such firm’s independence and has discussed with Grant Thornton LLP their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements for the fiscal year ended March 1, 2009 has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 1, 2009 for filing with the Securities and Exchange Commission.

Audit Committee

Lloyd Frank, Chairman
Dale Blanchfield
Steven T. Warshaw

Directors’ and Officers’ Liability Insurance

The Company has for many years maintained directors’ and officers’ liability insurance and fiduciary liability insurance covering the directors and officers of the Company and its subsidiaries against certain claims arising out of their service to the Company and its subsidiaries and to certain employee benefit plans of the Company and its subsidiaries. The current directors’ and officers’ liability insurance policy runs for a period of one year expiring May 17, 2010 at a total cost of $169,600; and the current fiduciary liability insurance policy runs for a period of one year expiring May 17, 2010 at a cost of $12,500.

Proxy Solicitation

The Company will bear the expense of proxy solicitation. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by mail, telephone, electronic-mail, facsimile or in person (but will receive no additional compensation for such solicitation). The Company also has retained D. F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies in the same manner at an anticipated fee of approximately $7,500, plus reimbursement of certain out-of-pocket expenses. In addition, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies, and if they in turn so request, the Company will reimburse such brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding such material.

Director Candidates

The Nominating Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also consider the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a shareholder must submit the recommendation in writing and must include the name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, New York 11747 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments and potential conflicts of interest.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board — for example, retirement as a CEO or CFO of a public company. As described above, the Nominating Committee will also consider candidates recommended by shareholders.

When a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates whom the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Committee may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Communications with Directors

The Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, including the non-management directors as a group, by mail. To communicate with the Board of Directors, any individual director or the non-management directors, correspondence should be addressed to the Board of Directors or any such individual director or the non-management directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at the Company’s office at 48 South Service Road, Melville, New York 11747.

All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s General Counsel for the sole purpose of determining whether the contents represent a message to the directors of the Company. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or the non-management directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group to which the communication is addressed.

Code of Ethics and Business Conduct

For more than forty years, the Company has maintained basic corporate rules and guidelines agreed to in writing by its chief executive officer and its business unit presidents and controllers. Such rules and guidelines cover such matters as personnel guidelines, transactions with suppliers, conflicts of interest and business ethics, transactions with relatives and friends, cash control and consolidations, capital expenditures, disposal of property, plant, equipment and inventory, insurance programs, legal matters and contracts, credit and collections, unusual business transactions and special charges and transfer charges, inventory levels, weekly and monthly financial reports and annual business plans, employee safety and environmental matters.

The Board has adopted a Code of Ethics for the Company’s chief executive officer, chief financial officer and controller, and as required by rules of the New York Stock Exchange, the Board has adopted a Code of Business Conduct and Ethics for the Company’s directors, officers and employees. Substantially all of the matters required to be addressed in the Code of Ethics and Code of Business Conduct and Ethics have been addressed in the corporate rules and guidelines which the Company has maintained since 1967, although the Code of Business Conduct and Ethics applies to all directors, officers and employees of the Company and its subsidiaries.

The Company’s Code of Ethics and the Company’s Code of Business Conduct and Ethics are available on the Company’s web site at www.parkelectro.com under the caption “Shareholders — Charters and Codes” as required by rules of the New York Stock Exchange and the Securities and Exchange Commission. In addition, a copy of the Company’s Code of Business Conduct and Ethics is available in print to any shareholder upon request submitted to the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, New York 11747. The Company intends to satisfy any disclosure requirements regarding an amendment to, or waiver from, the Code of Ethics by posting such information on the Company’s web site at the above internet address.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are available on the Company’s web site at www.parkelectro.com under the caption “Shareholders — Charters and Codes” as required by rules of the New York Stock Exchange and are available in print to any shareholder upon request submitted to the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, New York 11747.

Other Matters to be Presented to the Meeting

The Board does not know of any other matters to be brought before the Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Meeting, including matters incident to the conduct of the Meeting or relating to the adjournment thereof, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

Annual Report

The Annual Report, including financial statements, of the Company for the fiscal year ended March 1, 2009 is enclosed herewith but is not a part of the proxy soliciting material.

By Order of the Board of Directors,
Stephen E. Gilhuley Executive Vice President, Secretary and General Counsel

Dated: June 24, 2009

PROXY CARD

PARK ELECTROCHEMICAL CORP.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JULY 21, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Company's 2009 Annual Report and the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please date and sign exactly as name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If shares are held jointly, both owners should sign.
Dated:         , 2009

 (Signature(s) of Shareholder(s))

    The undersigned hereby constitutes and appoints LLOYD FRANK and BRIAN E. SHORE, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the "Company") to be held at the offices of the Company, 48 South Service Road, Melville, New York on July 21, 2009 at 11:00 o'clock A.M., New York time, and any adjournments or postponements thereof, to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present upon the following matters:

The Board of Directors recommends a vote “FOR” proposals 1 and 2.

1. ELECTION OF DIRECTORS

☐  FOR all nominees listed below (except as marked to the contrary below).

☐  WITHHOLD AUTHORITY to vote for all nominees listed below.

DALE BLANCHFIELD, LLOYD FRANK, BRIAN E. SHORE and STEVEN T. WARSHAW

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box above and write the nominee’s name in the space provided below.)

2. RATIFICATION OF APPOINTMENT of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2010.

☐  FOR        ☐  AGAINST      ☐  ABSTAIN

3. The transaction of such other business as may properly come before the meeting.

▲   Detach above card, sign, date and mail in postage paid envelope provided.    ▲

PARK ELECTROCHEMICAL CORP.

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